AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2001
                                                      REGISTRATION NO. 333-68730


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                  FIRST AMENDED
                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SKTF ENTERPRISES, INC.
                 (Name of small business issuer in its charter)


       FLORIDA                          2353                     33-0961488
(State or jurisdiction     (Primary Standard Industrial      (I.R.S.  Employer
 of incorporation or        Classification Code Number)      Identification No.)
    organization




        1059 E. SKYLER DRIVE
         DRAPER, UTAH 84020                                (801) 361-7644
(Address of principal executive offices                  (Telephone number)
and intended principal place of business)


                             Carl M. Berg, President
                              1059 E. Skyler Drive
                               Draper, Utah  84020
                                 (801) 361-7644
                          (Name, address, and telephone
                          number of agent for service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California  92688
                                 (949) 635-1240


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
check  the  following  box.  [   ]


                               CALCULATION OF REGISTRATION FEE


TITLE OF EACH                               PROPOSED          PROPOSED
CLASS OF. . . . . . . . . . .  AMOUNT       MAXIMUM           MAXIMUM          AMOUNT OF
SECURITIES TO BE. . . . . . .  TO BE        OFFERING PRICE    AGGREGATE        REGISTRATION
REGISTERED. . . . . . . . . .  REGISTERED   PER UNIT (1)      OFFERING PRICE   FEE
-----------------------------  ----------   ----------------  ---------------  -------------

Common Stock offered for sale   1,000,000   $           1.00  $     1,000,000  $      264.00
-----------------------------  ----------   ----------------  ---------------  -------------

Common Stock of certain . . .     913,000  $            1.00                   $      241.03
selling shareholders                                          $       913,000
-----------------------------                                 ---------------

     Total Registration Fee .                                                    $    505.03
-----------------------------                                                    -----------




(1) The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     Up to 1,913,000 shares of common stock



                             SKTF ENTERPRISES, INC.



     SKTF Enterprises is registering 1,000,000 shares for sale to investors by SKTF at a price of $1.00 per share. This offering will terminate when all 1,000,000 shares are sold or on September 30, 2002.

     SKTF  is  also  registering  up  to  913,000  shares  for  sale  by:

     -  Carl  M.  Berg,  the sole director and officer of SKTF (450,000 shares);


     -  Brian  A.  Lebrecht,  SKTF's  legal  counsel  (450,000  shares);


     - Twelve individuals identified in the Selling Security Holders section of this prospectus, each of which purchased shares from SKTF
        (13,000 shares).



INVESTING IN THE COMMON STOCK INVOLVES RISKS. SKTF CURRENTLY HAS NO OPERATIONS, NO INCOME, AND NO ASSETS, IS IN UNSOUND FINANCIAL CONDITION, AND YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Other than shares sold for the benefit of SKTF, all of the common stock registered by this prospectus will be sold by the selling shareholders on their own behalf at the prevailing market price when they are sold.

     The shares to be sold for the benefit of SKTF will be offered by our sole officer and director, Mr. Berg, on a best efforts basis with no minimum. In the event, however, that we elect to sell these securities through an underwriter, we may pay a cash fee of up to 10% of the proceeds, resulting in net proceeds to SKTF of $0.90 per share, or $900,000 if the total offering is completed.

     The  common  stock  is  not  currently  listed  on any securities exchange.





                  THE DATE OF THIS PROSPECTUS IS _______, 2001

                               PROSPECTUS SUMMARY

                             SKTF ENTERPRISES, INC.

     We intend to develop, market, and distribute hats and clothing at major sporting events, concerts, and political events. We are a development stage company and do not currently have any revenues. We expect our first product line to focus on the 2002 Winter Olympics in Salt Lake City, Utah, followed by other well-known events such as the Super Bowl, World Series, Indianapolis 500, and Republican and Democratic National Conventions. We do not currently have any of the licenses or agreements necessary to manufacture or sell products in connection with any of these event.

     We expect to acquire appropriate licenses to manufacture and sell hats and clothing, then have the products manufactured. We will hire personnel in the local area surrounding the respective event who will put together a temporary sales force to market the products. We have not taken any steps to identify potential members of our sales force, nor do we have any estimate of how much they will cost. After each respective event, we expect to continue to market our products using the local sales force, mail-order catalog sales, and Internet web site sales. In our opinion, we expect that the market for licensed products will continue for up to six months following a major event.

     Our offices are currently located at 1059 E. Skyler Drive, Draper, Utah 84020, and our telephone number is (801) 361-7644.

                                  THE OFFERING

Securities  Offered:

Shares Offered by SKTF:            We  are  registering to sell to new investors
                                   up to 1,000,000 shares of common stock. We will sell these shares to new investors at $1.00 per share.

Shares  Offered  by
Selling  Shareholders              We are registering shares for sale by selling
                                   shareholders,  including:

                                   - 450,000 shares issued to our sole director and officer, Carl M. Berg.


                                   - 450,000 shares issued to our legal counsel, Brian A. Lebrecht.


                                   - 13,000 shares issued to twelve individuals identified in the Selling Security Holders section of this prospectus, each of which purchased shares from SKTF.

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

     Because we are a new company that has not generated any revenues since our formation, we may not be profitable if we commence operations, and our investors may lose all or part of their investment.

     We were incorporated in March 2001. We have not commenced our business plan, have no assets, and we have not generated any revenues. We do not anticipate generating any revenue in our current fiscal year, and do not expect to be profitable during the next fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. In the event we commence operations, we cannot guaranty that we will be profitable. Our failure to generate sufficient revenues or be profitable may cause an investor to lose all or part of his investment.

     Our sole officer and director is engaged in other activities that could have conflicts of interest with us or he may not devote sufficient time to our affairs.

     We currently have only one officer and director, Carl M. Berg. Currently, Mr. Berg devotes the majority of his time to other employment. As a result, conflicts of interest in allocating time, services, and functions between us and the other activities may occur from time to time.

     We will need to hire or retain additional members of our management team, and we may not be able to locate, or may not be able to afford to hire, individuals with the necessary experience.

     Our current management team consists of only one individual, Mr. Berg. We will need to hire or retain the services of a greater number of experienced people, and people with skills and experience that can help us carry out our business plan. We may experience a delay in finding qualified people, if we can find them at all, which will cause a delay in executing our business plan. We may have to pay certain highly qualified candidates a high level of compensation, which will affect our cash flow and our profitability.

     Our ability to generate revenues and achieve market acceptance is uncertain because our business is based on an untested business plan, which may never be accepted by potential licensors or customers.

     Our business is based on an untested business plan, which may never be accepted by potential licensors, event coordinators, or customers. Our failure to complete our development and to market our services and products successfully could significantly affect our ability to succeed which will affect potential investors' ability to sell their shares of common stock. Our inability to generate revenues may cause potential investors to lose all or part of their investment.

      This offering does not have a minimum, and we may not be able to raise all of the desired capital, which will limit our ability to carry out our business plan.

     We may not raise all the capital desired in this offering, and there is no minimum amount that we are required to raise. In the event we are not successful in raising all the capital desired in this offering, we will not refund to investors any of their investments.

     We will need to raise additional capital to develop and grow our business, and we may not be able to raise the necessary capital, or it may be so expensive that it is damaging to our business.

     If  we  are  successful  in raising $1,000,000 under this offering, then we believe we will have sufficient funds to operate for approximately twelve months. If we raise less than $1,000,000 in this offering, our ability to carry out our business plan will be severely limited, and possibly eliminated. This would have a material adverse effect on our ability to commence operations. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates.

     Our industry is highly competitive and dependent on contractual relationships, and we may not have adequate resources to obtain the necessary licenses and market our products to compete successfully.

     In order to succeed, we have to enter into agreements with event coordinators to let us license and manufacture products with their logos and symbols. We do not have any of these contractual relationships. In addition, we have to obtain permission to deploy our sale force of people at their events to sell the products. Finally, we have to enter into agreements with manufacturers to manufacture the products at costs levels low enough for us to sell the products at profitable levels. We currently do not have any contractual relationship with potential manufacturers. There is intense competition in each of these areas. Our competition may have substantially more cash and other resources than we do, making it difficult for us to obtain the necessary agreements, commence operations, and operate profitably.

     Our sole director and officer owns a majority of our common stock, allowing him to exert significant influence in matters concerning management of our company and matters requiring shareholder approval.

     Our sole director and officer owns over 92% of the common stock before this offering, and will own over 64% of the common stock if we are successful in raising the full $1,000,000. Such concentrated control of the company gives him the ability to nominate the entire board of directors and control all matters requiring approval by our stockholders. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval, and may adversely affect the price of our common stock.

     Our sole director and officer will be permitted to sell some of his stock, and the selling shareholders will be able to sell all of their stock, which may have a negative effect on our stock price and ability to raise additional capital.

     We have included in this registration statement 450,000 shares of common stock held by our sole officer and director. He has agreed not to sell those shares until at least sixty days after the completion of our offering for $1,000,000. We have also included in this registration statement 463,000 shares held by thirteen individuals. If our common stock is listed on the over-the-counter electronic bulletin board, and after the sixty day lock-up period applicable to Mr. Berg, they may sell some or all of those shares in the open market, which may have a negative effect on our stock price and may prevent us from obtaining additional capital. These sales would compete with our offering.

     Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

     We anticipate that a market maker will apply to have our common stock listed on the OTC Electronic Bulletin Board. If successful, broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

     We lack a public market for shares of our common stock, which will make it difficult for investors to sell their shares.

     There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock.

     If a public market for our shares develops, it may be volatile, which affects our investors ability to sell their shares and the price at which they may sell their shares.

     Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the apparel sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

     Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

     Our common stock is not publicly traded and we do not participate in the OTC Electronic Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. No market makers currently buy or sell our securities. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

     Forward Looking Statements. Except for historical information, the discussion in this registration statement contains some forward-looking statements that involve risks and uncertainties. These statements may refer to SKTF's future plans, objectives, expectations and intentions. These statements may be identified by the use of the words such as "expect," "anticipate," "believe," "intend," "plan" and similar expressions. SKTF's actual results could differ materially from those anticipated in such forward-looking statements.

                                 USE OF PROCEEDS

     SKTF does not realize any proceeds from the sale of the shares by the selling security holders. SKTF has already received and is utilizing the proceeds received from those shares sold in private placements in its business.

     The net proceeds to SKTF (assuming an offering price of $1.00 per share and potential sales commissions of up to 10% of the gross proceeds) from the sale of the shares which we intend to offer to new investors would be a maximum of $900,000. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions, in which event the net proceeds to us would be $1,000,000.

     These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for obtaining hat and apparel licenses, manufacturing of our licensed products, marketing, and our operations and working capital for operations. We intend to use the proceeds in the following order of priority:



                                Milestone Offering (1)                    Maximum Offering
Description of Use         Amount                    Percent            Amount        Percent

Obtaining Licenses         $            70,000         28.0%            $250,000        27.8%
Manufacturing. . .         $            80,000         32.0%            $300,000        33.3%
Marketing. . . . .         $            50,000         20.0%            $175,000        19.4%
Working Capital. .         $            50,000         20.0%            $175,000        19.4%
   Total . . . . .         $           250,000        100.0%            $900,000       100.0%
                           -------------------        ------            --------      --------



(1) Assumes that we only raise $250,000 in this offering. This offering is conducted on a best efforts basis with no minimum, therefore, we could raise less than $250,000.

     Our allocation of proceeds represents our best estimate based upon the expected sale of shares and the requirements of our proposed business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds. If we are able to sell the maximum shares, we believe that the funds generated by this offering, together with expected revenues, would be sufficient to fund our cash requirements, working capital and other capital requirements for twelve months. The portion of the any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the shares we are registering. Our management has established the price of $1.00 per share based upon their estimates of the market value of SKTF and the price at which potential investors might be willing to purchase the shares offered.

                                    DILUTION

     We are registering for sale to new investors up to 1,000,000 shares at $1.00 per share. Our founding shareholders, Mr. Berg and Mr. Lebrecht, paid $0.0001 per share for their shares, and other existing shareholders whose shares are being registered for resale paid $0.10 per share for their shares. The following table sets forth on a pro forma basis at July 31, 2001, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from SKTF, the total consideration paid to SKTF, and the average price paid per share (assuming a proposed public offering price of $1.00 per share). This offering is conducted on best efforts basis with no minimum, therefore, we could raise less than $1,000,000.



                    SHARES                        TOTAL                      AVERAGE  PRICE
                   PURCHASED       PERCENT    CONSIDERATION     PERCENT        PER SHARE
                  ----------       -------    -------------     -------      --------------

Founding
Stockholders      6,000,000         85.6%      $      600      less than 1%      $0.0001
                                                                                 =======
Existing
Stockholders         13,000     less than 1%   $    1,300      less than 1%      $  0.10
                                                                                 =======

New Investors     1,000,000         14.3%      $1,000,000         99.8%          $  1.00
                 ----------     ------------   ----------    -------------       =======

Total             7,013,000          100%      $1,001,900         100%
                 ==========     ============   ==========    =============

     The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. SKTF has already realized the dilution from the shares registered for selling shareholders. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. The dilution calculations we have set forth in this section reflect an offering price of $1.00 per share.

     As of July 31, 2001, SKTF had a net tangible book deficit of ($118) or ($0.00002) per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 1,000,000 shares, the net tangible book value at that date would have been $899,882 or $0.128 per share. This represents an immediate increase in net tangible book value of $0.128 per share to existing shareholders and an immediate dilution of $0.872 per share to new investors.


     The  following  table  illustrates  such  per  share  dilution:

Proposed public offering price (per share)                                                              $ 1.00
   Net tangible book value per share
      at July 31, 2001                                                            ($0.00002)
   Increase in net tangible book value per
      share attributable to the proceeds of
      the maximum offering                                                        $    0.128
                                                                                  ----------
Pro forma net tangible book value per share
      after the offering                                                                                $0.128
                                                                                                        ------

Dilution to new investors                                                             $0.872
                                                                                      ======

    SELLING SECURITY HOLDERS

     The following table provides information with respect to shares offered by the selling stockholders:



SELLING  STOCKHOLDER               SHARES           SHARES BEFORE     PERCENT BEFORE     SHARES AFTER        PERCENT AFTER
                                   FOR  SALE        OFFERING          OFFERING           OFFERING            OFFERING  (3)
____________________               _________        _____________     ______________     ____________        _____________


Carl M. Berg (1). . . . . . . .    450,000            5,550,000           92.3%           5,100,000              72.7%
Brian A. Lebrecht (2) . . . . .    450,000              450,000            7.5%              -0-                    0%
Jeff R. Horrocks. . . . . . . .      1,250                1,250              *%              -0-                    0%
Peggy J. Horrocks . . . . . . .      1,250                1,250              *%              -0-                    0%
Kip K. & Jennifer S.
Conner JT.                           1,000                1,000              *%              -0-                    0%
Thomas E. Judd. . . . . . . . .      1,000                1,000              *%              -0-                    0%
Craig V. Butler . . . . . . . .      1,000                1,000              *%              -0-                    0%
Steve Lee . . . . . . . . . . .      1,000                1,000              *%              -0-                    0%
Tamara R. Willmann. . . . . . .      1,000                1,000              *%              -0-                    0%
Jeffrey S. Willmann . . . . . .      1,000                1,000              *%              -0-                    0%
Scott Boruta. . . . . . . . . .      1,000                1,000              *%              -0-                    0%
Robert Bird . . . . . . . . . .      1,250                1,250              *%              -0-                    0%
Elaine A. Bird. . . . . . . . .      1,250                1,250              *%              -0-                    0%
Jeffrey Smith . . . . . . . . .      1,000                1,000              *%              -0-                    0%
                                 _________           __________          ______           _________              _____
    Total . . . . . . . . . . .    913,000            6,013,000          100.0%           5,100,000              72.7%
                                 ---------           ----------          ------           ---------              -----

*     Less  than  1%
(1) Mr. Berg is the sole director and officer of SKTF. Mr. Berg has agreed not to sell the 450,000 shares included in this registration until at least sixty days after the termination of this offering.
(2)   Mr.  Lebrecht  is  legal  counsel  to  SKTF.
(3) Based on 7,013,000 shares outstanding, which includes the 1,000,000 shares offered for sale to new investors by SKTF in this offering. This offering is on a best-efforts basis with no minimum, therefore, we could sell than 1,000,000 shares.

                              PLAN OF DISTRIBUTION

     The shares to be sold for the benefit of SKTF will be offered by our sole officer and director, Mr. Berg, on a best efforts basis with no minimum. The offering price of $1.00 per share will not change during this offering. In the event, however, that we elect to sell these securities through an underwriter, we may pay a cash fee of up to 10% of the proceeds, resulting in net proceeds to SKTF of $0.90 per share, or $900,000 if the total offering is completed. SKTF has not at this point engaged any broker/dealers licensed by the National Association of Securities Dealers, Inc. for the sale of these shares and presently has no intention to do so. If SKTF engaged any broker/dealers, they may be acting as underwriters for the offering of these shares.

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:





     Registration Fees . . . . . . .  Approximately  $  650.24
     Transfer Agent Fees . . . . . .  Approximately  $  500.00
     Costs of Printing and Engraving  Approximately  $  500.00
     Legal Fees. . . . . . . . . . .  Approximately  $2,500.00
     Accounting Fees . . . . . . . .  Approximately  $2,500.00
                                                     ---------
        Total                                        $6,650.24
                                                     ---------




     Our sole officer and director, Mr. Berg, intends to seek to sell the common stock to be sold by SKTF in this offering by contacting persons with whom he has had prior contact, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. SKTF does not intend to offer the securities over the internet or through general solicitation or advertising. Mr. Berg is relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that he is not statutorily disqualified, is not associated with a broker or dealer, is not receiving compensation related to these transactions, and performs substantial other duties for M-GAB.

     We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board. If successful, the selling stockholders will be able to sell their shares referenced under "Selling
Securityholders" from time to time on the over-the-counter bulletin board in privately negotiated sales, or on other markets, at prevailing market rates. If our common stock is not listed on the over-the-counter bulletin board, the selling stockholders will sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers' commissions. Mr. Berg has agreed that he will not sell any of the 450,000 shares included in this registration statement until at least sixty days after the termination of this offering.

     In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities.

                                LEGAL PROCEEDINGS

     We  are  not  a  party  to  or otherwise involved in any legal proceedings.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

     The following table sets forth the name and age of the current sole director and executive officer of the Company, the principal office and position with the Company held by him and the date he became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

     Name              Age              Position(s)
     ----              ---              -----------

     Carl  M.  Berg    33               Chairman of the Board,
                                        President, Secretary,
                                        and  Treasurer  (2001)

     CARL M. BERG has served as our sole director and officer since our inception. He also currently serves as a company executive with Sandlot Corporation, a startup subscription management software company. Sandlot is involved in managing subscription-based e-commerce. Mr. Berg has directed business initiatives as the Business Development Manager, which have resulted in growth of the company from 10 to 75 employees worldwide with offices in the U.S. and Windsor, United Kingdom. Prior to Sandlot Corporation, from 1992 to 1999 Mr. Berg served in various management positions in the technology division of Ameritech Corporation. His roles varied from the overall management of library automation implementation projects to directing the implementation division of roughly 75 technical staff. Job titles included Project Coordinator, Project
Manager  and  Director  of  Implementation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 30, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by (i) the sole Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.


                                                                  Percent  of     Percent  of    Percent  of
                  Name and Address of     Amount and Nature of    Class  Before   Class After    Class After
Title of Class    Beneficial Owner        Beneficial Ownership    Offering  (1)   Offering  (2)  Offering  (3)
---------------  ----------------------  ---------------------    -------------   -------------  -------------

Common
Stock             Carl M. Berg (4)             5,550,000               92.3%          79.1%          72.7%

Common
Stock             Brian A. Lebrecht (5)          450,000                7.5%           6.4%             0%
                                          ---------------------    -------------   -------------  -------------
                  All Officers and
                  Directors as a Group
                  (1 Person)                   5,550,000               92.3%          79.1%         64.9%
                                          =====================    =============   ==============  ============

(1)     Based  on  6,013,000  shares  outstanding.
(2)     Based  on  7,013,000  shares  outstanding.
(3) Based on 7,013,000 shares outstanding, and further assuming that Mr. Berg sells 450,000 shares, and Mr. Lebrecht sells 450,000 shares, respectively, registered in this offering. This is a best-efforts offering with no minimum, therefore, there could be less shares outstanding.
(4)     Mr.  Berg  is  our  sole  director  and  officer.
(5) Mr. Lebrecht is President of The Lebrecht Group, APLC, which serves as our securities counsel.

        There are no current arrangements which will result in a change in control.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of August 30, 2001, there are 6,013,000 shares of our common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

     COMMON STOCK. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

     DIVIDEND POLICY. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

     PREFERRED STOCK. We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001, of which no such shares are issued and outstanding. We have not designated the rights and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

     STOCK OPTION PLAN. On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. Following the effectiveness of this registration statement, we intend to register with the Commission the shares of common stock covered by the plan. We have not issued any options or stock awards under the plan.

     TRANSFER AGENT. The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Brian A. Lebrecht is the President of The Lebrecht Group, APLC, which serves as our legal counsel. Mr. Lebrecht is the owner of 450,000 shares of our common stock and is a selling shareholder in this offering.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to indemnify the officers and directors of this Corporation against any liability as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to buy, at this Corporation's expense, policies of insurance.

     Our bylaws do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

INTRODUCTION

     SKTF Enterprises, Inc., a Florida corporation, was incorporated in the State of Florida on March 27, 2001.

     We are a development stage company with no assets and no revenues, and we have not begun our operations. Our business plan is to develop, market and distribute branded and licensed hats and clothing at major events such as sporting events, concerts, and conventions. We do not have any agreements with hat or clothing manufacturers, or with any event coordinators, and we have not developed any of our products. We anticipate that our first product line will focus on the 2002 Winter Olympics in Salt Lake City, Utah, although we have not yet developed any products for this event. Following the Winter Olympics, we will focus on other high end events such as the World Series, the Super Bowl, the Indianapolis 500, concerts, the Republican and Democratic National Conventions, and others.

     We expect to acquire appropriate licenses to manufacture and sell hats and clothing, then have the products manufactured. We have not contacted any potential licensors or manufacturers.

MARKETING  AND  DISTRIBUTION

     We will hire personnel in the local area surrounding the respective event who will put together a temporary sales force to market the products. We have not taken any steps to identify potential members of our sales force, nor do we have any estimate of how much they will cost. After each respective event, we expect to continue to market our products using the local sales force, mail-order catalog sales, and Internet web site sales. In our opinion, we expect that the market for licensed products will continue for up to six months following a major event.

COMPETITION

     We have not yet commenced operations, and are entering into a very competitive marketplace. The following is a list of the top 10 licensed apparel companies based on 1998 actual sales, as published by the Sporting Goods Business, November 1999:







                                                  1998 Sales (e)   % Change from 1997
Starter . . . . . . . . . . . . . . . . . . . .  $   345 million                  +6%
Champion. . . . . . . . . . . . . . . . . . . .  $   245 million                 +50%
VF Knitwear . . . . . . . . . . . . . . . . . .  $   230 million                   0%
Logo Athletic . . . . . . . . . . . . . . . . .  $   228 million                 +15%
Fruit of the Loom . . . . . . . . . . . . . . .  $   220 million                 +10%
Russell . . . . . . . . . . . . . . . . . . . .  $   120 million                 +70%
Nike. . . . . . . . . . . . . . . . . . . . . .  $   100 million                 +66%
Mighty Mac. . . . . . . . . . . . . . . . . . .  $    75 million                 +20%
Winning Ways. . . . . . . . . . . . . . . . . .  $    60 million                 +15%
Sports Specialties. . . . . . . . . . . . . . .  $    60 million                  +5%


     In our opinion, we are not competitive with the companies described above. We do not expect, in either the short or long term, to have sales similar to the competition described above.

MANUFACTURING

     We do not intend to manufacture any of our products. Once we obtain the rights to manufacture products, we will contract with third-party manufacturers. We have not contacted any manufacturers, and do not know what our costs of goods will be.

KEY  CUSTOMERS  AND  AGREEMENTS

     In order to be successful, we will have to obtain the rights to manufacture branded products, then we will have to obtain permission to deploy our sales force in and around each event, an finally we will have to enter into agreements to manufacture the products at profitable levels. Only after we have done all three of these things can we begin to generate sales to our customers.

     Our success is dependent on our ability to enter into key agreements as described above. We currently do not have any such agreements. Our management believes, however, that they can develop relationships with key event coordinators licensors, however we can make no guaranty of our success. In the event we are unable to develop these key relationships, our business will likely fail.

     We do not have, nor do we intend to obtain, any patents or trademarks of our own until such time as we begin to develop our own custom designs. At that time, we expect to apply for trademark and service mark protection.

GOVERNMENT  APPROVALS  AND  REGULATION

     Other than customary labor laws and local ordinances regarding sales of products in public, we are not subject to any government regulation. Further, we are not subject to any environmental laws or regulations.

RESEARCH  AND  DEVELOPMENT

     We have not spent any material amount of time or money on research and development, and do anticipate doing so in the future.

EMPLOYEES

     Other than our current sole director and officer, we do not have any employees because our business has not commenced operations. We intend to market our products through a temporary sales force consisting of residents of the local area where we will be selling products.

     All internet and catalog sales following an event will be outsourced to third parties for order-taking, inventory management, and distribution. Because we have not commenced operations, we do not have any agreements nor have we entered into negotiations concerning these functions.

                         MANAGEMENT'S PLAN OF OPERATION

     Until the effectiveness of this registration statement, management anticipates that SKTF will engage in very little business activity, will not hire any employees, and will not enter into any material contracts. As a result, our cash requirements will be minimal, related only to the cost of maintaining the company in good standing. Our two primary shareholders, Mr. Berg and Mr. Lebrecht, have agreed to advance funds to us to fund these minimal cash requirements.

     Upon the effectiveness of this registration statement, management intends to seek to have a market maker file an application to list our securities on the OTC Bulletin Board, and management intends raise additional capital through the sale of securities registered in this offering.

     Even if we are successful in raising the full $1,000,000 under this offering, we do not know how long this cash will last. This is a best-efforts offering with no minimum, therefore, we may raise less than $1,000,000. Cash will be used to acquire hat and clothing licenses, to pay for the manufacturing of products for sale, to market the products, and to hire sales people located at upcoming events. We have not taken action to complete any of these steps, and will not do so until after this offering is completed. We do not know what action will be taken to achieve any of these steps, and we do not know how long any of the steps will take.

     Although we hope to offer products focused on the 2002 Winter Olympics, we have not taken any steps to obtain the necessary licenses or manufacture the products to do so. Upon completion of this offering, we will develop a timetable of steps to be taken in order offer products for this event. If we do not have enough time after this offering to complete these steps, we will focus on the next major event for which there is enough time to take the necessary steps.

     It is not anticipated that current management will be paid a salary during the next twelve months.

     Management does not anticipate that we will engage in any material product research and development because we will negotiate for the acquisition of licenses to manufacture and sell products that are already in existence.

     Management does not anticipate that we will purchase a plant or significant equipment because we will enter into agreements with existing hat and clothing manufacturers to manufacture the products.

     Management anticipates that over the next twelve months we will hire up to five full-time employees to oversee a temporary sales force at each location where we will sell our products. The temporary sales people will either be paid a commission based on sales, or will be paid an hourly wage plus a commission based on sales, depending on applicable laws at that location. The temporary sales people will not be offered benefits.

     Our financial statements have been prepared assuming we will continue as a going concern. Because we have not generated any revenues to date and have minimal capital resources, our auditors included an explanatory paragraph in their report raising substantial doubt about our ability to continue as a going concern.

                             DESCRIPTION OF PROPERTY

     During our pre-operating period, we utilize the office of our founder, Carl
M. Berg, under a verbal agreement where we do not pay rent or reimburse him for expenses incurred. When we are successful in raising sufficient capital to begin executing our business plan, we will identify and lease appropriate office space at market rates.

     We anticipate the need to lease a small amount of temporary storage space for our products, to hold them until they are sold. Management intends to negotiate with the manufacturers of the products to hold them until they are to be shipped to the location of sales, however, in the event we are not successful in doing so, we anticipate renting temporary space as necessary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 20, 2001, our founder, Carl M. Berg, purchased 5,550,000 shares of common stock for $555.00. Also on April 20, 2001, Brian A. Lebrecht, our legal counsel, purchased 450,000 shares of common stock for $45.00.

     Mr. Berg and Mr. Lebrecht have, from time to time, advanced us funds to cover certain expenses. The amount of these advances has not exceeded, and is not expected to exceed, $2,500. These advances do not bear interest, and although they have no maturity date, are expected to be repaid as soon as reasonably possible.

     On October 4, 2001, Mr. Berg executed a Lock-Up Agreement wherein he agreed not to sell any of the 450,000 shares of common stock included in this registration statement until at least sixty days after the termination of this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically included the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

     There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register, under the Securities Act of 1933 for sale by selling security holders, 13,000 shares of our common stock acquired by twelve shareholders in a private placement. None of our outstanding common stock can be sold pursuant to Rule 144 under the Securities Act. The number of holders of record of shares of our common stock is fourteen (14).

     We are registering a total of 913,000 shares of our common stock for sale by the selling shareholders, and in addition we are registering 1,000,000 shares of our common stock for sale to new investors at $1.00 per share.

     There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

                             EXECUTIVE COMPENSATION

     None of our employees are subject to a written employment agreement, and we have not paid compensation to any employees, executive officers, or directors for services rendered to us.

     On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. Following the effectiveness of this registration statement, we intend to register with the Commission the shares of common stock covered by the plan. We have not issued any options or stock awards under the plan.

     Our Directors do not receive compensation for serving as a Director, but they are entitled to reimbursement for their travel expenses.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     There have been no disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for SKTF by The Lebrecht Group, APLC. Brian A. Lebrecht, the President of The Lebrecht Group, APLC, is presently the beneficial owner of 450,000 shares of SKTF common stock which are being registered for resale in this registration statement.

                              AVAILABLE INFORMATION

     SKTF is not subject to the reporting requirements of the Securities Exchange Act of 1934. SKTF has filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. After the registration statement is declared effective, we will be subject to the reporting requirements of the Exchange Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its public reference facilities in New York, New York and Chicago, Illinois, upon the payment of the fees prescribed by the Commission. The registration statement is also available through the Commission's web site at the following address: http://www.sec.gov.

                                     EXPERTS

     Our financial statements as of July 31, 2001 and for the period from inception (March 27, 2001) through July 31, 2001 included in the prospectus which is part of a registration statement have been so included in reliance on the report of Manuel J. Ramirez of Ramirez International Financial and
Accounting Services, Inc., a Professional CPA Corporation, given on the authority of said firm as experts in auditing and accounting.

                              FINANCIAL STATEMENTS

     Index  to  Financial  Statements

     Independent  Auditors'  Report                             F-1

     Balance  Sheet  as  of  July  31,  2001                    F-2

     Statement  of  Operations  from  Inception
     (March  27,  2001) through  July  31,  2001                F-3

     Statement  of  Stockholders  Equity  from
     Inception      (March  27,  2001)  through
     July  31,  2001                                            F-4

     Statement  of  Cash  Flows  from  Inception
     (March  27,  2001)  through  July  31,  2001               F-5

     Notes  to  the  Financial  Statements                      F-6  -  F-8

                             SKTF ENTERPRISES, INC.
                    (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                          INDEPENDENT AUDITORS' REPORT
                            AND FINANCIAL STATEMENTS
                               AS OF JULY 31, 2001
                                    AND FROM
                           INCEPTION (MARCH 27, 2001)
                              THROUGH JULY 31, 2001

                             SKTF ENTERPRISES, INC.
                    (A FLORIDA DEVELOPMENT STAGE CORPORATION)



                                TABLE OF CONTENTS

                                              PAGE
Independent  Auditors'  Report                 1

Audited  Financial  Statements:

     Balance  Sheet                            2

     Statement  of  Operations                 3

     Statement  of  Stockholders'  Equity      4

     Statement  of  Cash  Flows                5

     Notes  to  Financial  Statements          6-8

                          INDEPENDENT AUDITORS' REPORT


To:     The  Board  of  Directors
        of  SKTF  ENTERPRISES,  INC.

We have audited the accompanying balance sheet of SKTF ENTERPRISES, INC. (a Florida Development Stage corporation) as of July 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from Inception (March 27, 2001) through July 31, 2001. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SKTF ENTERPRISES, INC. as of July 31, 2001 and the results of its operations and cash flows for the period from Inception (March 27, 2001) through July 31, 2001, in conformity with generally accepted accounting principles.

The accompanying statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4, to the financial statements, the Company has minimal capital resources presently available to meet obligations that normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

MANUEL  J.  RAMIREZ,  CPA


/s/ Manuel J. Ramirez
_________________________
August  24,  2001
Irvine,  California

                               SKTF ENTERPRISES, INC.
                        (A FLORIDA DEVELOPMENT CORPORATION)

                                  BALANCE SHEET

                                                               JULY 31, 2001
                                                               -------------
                                      ASSETS

 Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     -
                                                                   --------
 Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  $     -
                                                                   ========

                              LIABILITIES AND EQUITY

 Accounts payable and accrued liabilities . . . . . . . . . . . .  $   118

 Commitments and contingencies (See Note 4) . . . . . . . . . . .        -

 Shareholders' equity:
    Preferred stock, $0.001 par value;
        5,000,000 shares authorized;.                                    -
        No shares issued or outstanding at July 31, 2001

    Common stock, $0.001 par value;
       100,000,000 shares authorized; .                              6,000
       6,000,000 shares issued and outstanding at July 31, 2001

 Additional paid in capital . . . . . . . . . . . . . . . . . . .   (4,400)
 Deficit accumulated during development . . . . . . . . . . . . .   (1,718)
                                                                   --------
 Total shareholders' equity . . . . . . . . . . . . . . . . . . .     (118)
                                                                   --------

 Total Liabilities and Shareholders' Equity . . . . . . . . . . .  $     -
                                                                   ========

          The accompanying notes are an integral part of these statements.

                              SKTF ENTERPRISES, INC.
                        (A FLORIDA DEVELOPMENT CORPORATION)


                               STATEMENT OF OPERATIONS

                                                                           INCEPTION
                                                                        MARCH 27, 2001
                                                                            THROUGH
                                                                         JULY 31, 2001
                                                                        --------------

 Revenue                                                                  $        -

 Costs and expenses - Organization costs                                      (1,718)
                                                                          -----------
 Net Loss                                                                 $   (1,718)
                                                                          ===========

 Net loss per share available to common stockholders
   Basic and Diluted                                                      $    (0.00)

 Weighted average number of common shares outstanding                      4,857,143

          The accompanying notes are an integral part of these statements

                                           SKTF ENTERPRISES, INC.
                                 (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                                     STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                           DEFICIT
                                                                       ADDITIONAL        ACCUMULATED
                                              COMMON STOCK              PAID-IN             DURING
                                          SHARES       PAR VALUE        CAPITAL          DEVELOPMENT        TOTAL
                                        ----------  -------------    ---------------    --------------     ------

 Founder Stock, $0.0001 per share,
      issued April 20, 2001 . . . . . .  6,000,000    $  6,000         $  (5,400)       $   -            $   600
Contributed capital                                                    $   1,000                         $ 1,000
Net loss                                                                                 (1,718)          (1,718)
                                         ---------  -------------    ---------------    --------------     -------
 Balance, July 31, 2001 . . . . . . . .  6,000,000    $  6,000         $  (4,400)       $(1,718)         $  (118)
                                         =========  =============    ================   ==============     =======


          The accompanying notes are an integral part of these statements.

                                         SKTF ENTERPRISES, INC.
                                (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                                          STATEMENT OF CASH FLOWS


                                                                                          INCEPTION
                                                                                       MARCH 27, 2001
                                                                                           THROUGH
                                                                                        JULY 31, 2001
                                                                                      ----------------

Cash flows from operating activities -
  Net loss                                                                                 $  (1,718)
     Adjustments to reconcile net loss to cash
     used in operating activities -                                                               -
         Contributed capital for services rendered at no charge                                1,000

     Changes in assets and liabilities -
         Increase in payables                                                                    118
                                                                                              --------
Cash used in operating activities                                                               (600)

Cash flows from investing activities -                                                            -
                                                                                              --------
Cash provided by investing activities                                                             -

Cash flows from financing activities -
  Proceeds from issuance of common stock                                                        600
                                                                                              --------
Cash provided by financing activities                                                           600

  Net increase in cash                                                                           -
  Cash, beginning of the period                                                                  -

  Cash, end of the period                                                                  $     -
                                                                                              ========
Supplemental information -
  No amounts were paid for interest or taxes during the period.


          The accompanying notes are an integral part of these statements.

                             SKTF ENTERPRISES, INC.
                    (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


                                      - 8 -
1.     NATURE  OF  OPERATIONS  AND  ACCOUNTING  POLICIES
       -------------------------------------------------
NATURE OF OPERATIONS. The Company incorporated in Florida on March 27, 2001. The fiscal year end of the Company is December 31. Planned principal operations of the Company have not yet commenced; activities to date have been limited to forming the Company, developing its business plan, and obtaining initial capitalization. Initially, the Company will focus its efforts to develop, market and distribute branded and licensed headwear targeting niche markets. Initially, the Company will focus on 2002 Winter Olympics in Salt Lake City. Following the Olympics, the Company plans to focus on other high-end events such as, the World Series, the Super Bowl, the Indianapolis 500, the Republican and Democratic National Conventions, and others.

PRINCIPLES OF ACCOUNTING. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles.

ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

SHARES ISSUED IN EXCHANGE FOR SERVICES. The fair value of shares issued in exchange for services rendered to the Company is determined by the Company's officers and directors, as there is currently no market for the Company's stock. As of July 31, 2001, no shares have been issued for services.

CASH AND CASH EQUIVALENTS. The Company includes cash on deposit and short-term investments with original maturities less than ninety days as cash and cash equivalents in the accompanying financial statements.

ORGANIZATION COSTS. Organization costs, primarily professional fees, of approximately $1,718 have been charged against operating income.

RESEARCH AND DEVELOPMENT. Research and development costs are expensed as incurred as required by Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs."

STOCK-BASED COMPENSATION. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (FAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations in accounting for its employee stock option plans. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation is recognized. As of July 31, 2001, no options had been issued for services.

INCOME TAXES. The Company has made no provision for income taxes because of financial statement and tax losses since its inception. A valuation allowance has been used to offset the recognition of any deferred tax assets due to the uncertainty of future realization. The use of any tax loss carryforward benefits may also be limited as a result of changes in Company ownership.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company considers all liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents. Short-term investments generally mature between three months and six months from the purchase date. All cash and short-term investments are classified as available for sale and are recorded at market using the specific identification method; unrealized gains and losses are reflected in other comprehensive income. Cost approximates market for all classifications of cash and short-term investments; realized and unrealized gains and losses were not material.

1.     NATURE  OF  OPERATIONS  AND  ACCOUNTING  POLICIES  (CONTINUED)
       --------------------------------------------------------------
CONCENTRATION OF CREDIT RISK. The Company maintains cash and cash equivalents with a single financial institution. The Company performs periodic evaluations of the relative credit standing of the financial institution. The Company has not sustained losses from these instruments.

NET LOSS PER COMMON SHARE. Basic loss per common share (Basic EPS) excludes dilution and is computed by dividing net loss available to common shareholders (the numerator) by the weighted average number of common shares outstanding (the denominator) during the period. Diluted loss per common share (Diluted EPS) is similar to the computation of Basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest recognized in the period associated with any convertible debt. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net loss per share. All potential common shares are anti-dilutive; therefore, Basic EPS equals Diluted EPS.

2.     STOCKHOLDERS'  EQUITY
       ---------------------
STOCK-BASED COMPENSATION. The Company did not issue nor did it recognize stock-based compensation from Inception, March 27, 2001, through July 31, 2001.

PRIVATE  PLACEMENT  MEMORANDUM.  On  June  1,  2001,  the Company began offering
100,000 shares of common stock at $0.10 per share pursuant to a Private Placement Memorandum. The proceeds from the offering are to be used for pre-incorporation expenditures, consulting fees and working capital.

STOCK OPTION PLAN. The Company's Board and shareholders approved a Stock Option Plan, effective June 1, 2001. The plan limits the aggregate number of shares available to 600,000. Each award under the plan will be evidenced by a Stock Purchase Agreement; each agreement will establish the vesting requirements and the maximum term of the options granted. As of July 31, 2001, no options had been granted.

CONTRIBUTED CAPITAL. The Company's president elected to forego a salary during the early developmental stages. Additionally, he does not charge the Company for the use of his home office. The Company estimates the value of these services at $1,000 and has recorded contributed capital and the related organizational expense in the accompanying financial statements.

3.     RELATED  PARTY  TRANSACTIONS
       ----------------------------
LEGAL SERVICES. The Company has engaged a shareholder as its corporate counsel. All services rendered by counsel are billed as incurred; billings to date total $718, of which $118 remains due and payable.

STOCKHOLDERS LOANS AND ADVANCES. From time to time, certain Company stockholders loan or advance monies to the Company. Loans bear interest at rates established at the time of the loan; advances bear no interest. While these loans and advances have no maturity dates, they are expected to be repaid as early as practicable. At July 31, 2001, no advances or loans were outstanding. See Note 5 for subsequent events.

4.     COMMITMENTS,  CONTINGENCIES,  RISKS  AND  UNCERTAINTIES
       -------------------------------------------------------
GOING CONCERN CONTINGENCY. The Company has minimal capital resources presently available to meet obligations that normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise doubt about the Company's ability to continue as a going concern. Management is seeking additional equity financing to fund planned operations; management believes actions currently being taken provide the opportunity for the Company to continue as a going concern. However, there is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

5.     SUBSEQUENT  EVENTS
       ------------------
COMMON  STOCK  ISSUANCE.  Since  July  31, 2001, the Company received $1,200 for
12,000 shares of common stock at $0.10 per share, pursuant to subscription agreements received for the Private Placement Memorandum; the related stock certificates have not yet been issued.

STOCKHOLDERS LOANS AND ADVANCES. On August 8, 2001, a stockholder advanced $2,500 to the Company to cover certain corporate expenses. The advance bears no interest and is due as soon as practicable.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to indemnify the officers and directors of this Corporation against any liability as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to buy, at this Corporation's expense, policies of insurance.

     Our bylaws do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:



Registration Fees                      Approximately       $  650.24
Transfer Agent Fees                    Approximately       $  500.00
Costs of Printing and Engraving        Approximately       $  500.00
Legal Fees                             Approximately       $2,500.00
Accounting Fees                        Approximately       $2,500.00
                                                           ---------
   Total                                                   $6,650.24
                                                           ---------



RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On April 20, 2001, we issued 5,550,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to Carl M. Berg, our founder and an accredited investor, in exchange for consideration of $555. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

     On April 20, 2001, we issued 450,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to Brian A. Lebrecht, an accredited investor, in exchange for consideration of $45. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

     In August of 2001, we issued an aggregate of 13,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to twelve (12) non-accredited investors, in exchange for total consideration of $1,300. The issuances were exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act.

     On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. The plan was adopted under, and awards and issuances thereunder will be exempt from registration pursuant to, Rule 701 of the Securities Act of 1933. We have not issued any options or stock awards under the plan.

EXHIBITS


Exhibit  No.          Description
------------          -----------

3.1+                  Articles  of  Incorporation  of  SKTF  Enterprises,  Inc.

3.2+                  Bylaws  of  SKTF  Enterprises,  Inc.

4.1+                  SKTF,  Inc.  2001  Stock  Option  Plan

4.2                   Lock-Up  Agreement

5.1*                  Legal  Opinion  of  The  Lebrecht  Group,  APLC

23.1 Consent of Manuel J. Ramirez of Ramirez International Financial and Accounting Services, Inc., a Professional CPA Corporation

23.2                  Consent of The Lebrecht Group, APLC (included in Exhibit
                      5.1)

+     previously  filed.
*     to  be  filed  by  amendment


UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.     We  hereby  undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on October 22, 2001.


                                                SKTF  Enterprises,  Inc.,
                                                a  Florida  corporation

                                                /s/ Carl M. Berg
                                                ________________________________
                                                By:     Carl  M.  Berg
                                                Its:    President

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Carl M. Berg
__________________________                    October  22,  2001
By:     Carl  M.  Berg
Its:    President,  Secretary,  Treasurer,
        principal  financial  officer,
        principal  accounting  officer,  and
        Sole  Director

YOU  MAY RELY ON THE INFORMATION CONTAINED IN
THIS  PROSPECTUS.  WE  HAVE  NOT  AUTHORIZED
ANYONE  TO PROVIDE INFORMATION DIFFERENT FROM
THAT  CONTAINED  IN  THIS PROSPECTUS. NEITHER
THE  DELIVERY  OF THIS PROSPECTUS NOR SALE OF
COMMON STOCK MEANS THAT INFORMATION CONTAINED
IN  THIS PROSPECTUS IS CORRECT AFTER THE DATE
OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN
OFFER  TO  SELL OR A SOLICITATION OF AN OFFER
TO  BUY  THESE  SHARES OF THE COMMON STOCK IN
ANY  CIRCUMSTANCES  UNDER  WHICH THE OFFER OR
SOLICITATION  IS  UNLAWFUL.

              _________________                              1,913,000 SHARES

              TABLE OF CONTENTS


                                          Page
                                          ----            SKTF ENTERPRISES, INC.

Prospectus  Summary                        2
Risk  Factors                              3
Use  of  Proceeds                          7
Determination  of  Offering  Price         7
Dilution                                   8
Selling  Stockholders                      9
Plan  of  Distribution                     10
Legal  Proceedings                         11
Management                                 11
Principal  Stockholder                     12
Description  of  Securities                13
Interests  of  Experts  and  Counsel       13
Business                                   15               --------------------
Management's  Plan  of  Operation          18                    PROSPECTUS
Description  of  Property                  19               --------------------
Certain  Transactions                      20
Market  for  Common  Equity                20
Executive  Compensation                    21
Changes  in  Accountants                   21
Legal  Matters                             21
Available  Information                     21                  __________, 2001
Experts                                    22
Index  to  Consolidated  Financial
Statements                                 22


              Dealer  Prospectus Delivery Obligation.
Until ________, 2002; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.